UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 10, 2008

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 10, 2008, Registrant (the “Company” or we) announced via news release updated guidance as to the expected results for its fiscal 2009 third quarter ended December 31, 2008. The full text of the news release issued in connection with that announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Information

The Company’s press release contains non-GAAP forecast earnings per share (“EPS”) that excludes the effects of share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). In particular, the non-GAAP financial measure used by management and disclosed by the Company excludes the income statement effects of all forms of share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measure also excludes Arques Technology acquisition-related costs, including amortization of acquisition-related intangibles, and the impact of both the likely impairment of goodwill and the possible impairment of other assets. In addition, this non-GAAP measure utilizes a tax rate that is based upon the income taxes we expect to actually pay relating to this quarter’s activities and results.

The Company develops an annual budget that includes all components of the income statement, exclusive of share-based compensation, Arques Technology acquisition costs, and asset impairment charges. The accounting expense impact of share-based compensation, Arques Technology acquisition costs, or asset impairment is not discussed or considered when assessing and determining the appropriate level of budgeted expenses for cost of sales, research and development (“R&D”), and selling, general and administrative (“SG&A”) or when determining profitability for purposes of profit sharing and bonuses.

The Company uses share-based compensation programs to align employees’ actions and behaviors with stockholders’ interest and to be able to attract, motivate and retain the best employees in a competitive marketplace. Share-based compensation is but one element in employee compensation and is evaluated separately from the cost of other compensation programs. Specifically, we evaluate our share-based compensation programs from the perspective of the resulting dilution and other metrics, and not from the resulting expense to be recorded.

When we develop our annual budget, for taxes we consider only the taxes we expect to pay rather than taxes determined in accordance with GAAP which may fluctuate substantially over the next several years as we assess whether and when to make further releases of or accruals to the valuation allowance against our deferred tax asset. When we consider our profitability for purposes of profit sharing and bonuses, we do not consider taxes.

Management has determined that providing guidance on non-GAAP EPS provides investors a meaningful presentation of the Company’s forecast for operating results. The Company is not providing GAAP EPS guidance because of the variability of the asset impairment impact. As management uses this non-GAAP measure internally for strategic decision making, forecasting future results, and evaluating the Company’s current performance, management believes providing guidance as to non-GAAP EPS assists investors’ understanding of how management views the Company’s forecast of operating results. Non-GAAP EPS enhances overall understanding of the Company’s current forecast of financial performance and better enables comparability to prior results. Management believes non-GAAP EPS, excluding among other items the impact of asset impairment, is useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors other than changes in the operation of the business.

Because the Company is not providing guidance as to GAAP EPS, the Company is not providing reconciliations of forecast non-GAAP EPS to GAAP EPS in its press release. The non-GAAP financial measure, that is non-GAAP EPS, disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results ultimately calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. Non-GAAP EPS as determined by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1, Registrant’s News Release dated December 10, 2008, is furnished pursuant to Item 7.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 11th day of December, 2008.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Registrant’s News Release dated December 10, 2008, is furnished pursuant to Item 7.01 of Form 8-K.